FIRST AMENDMENT TO MASTER AGREEMENT
                                       AND
                            EXCHANGE OPTION AGREEMENT





         THIS FIRST AMENDMENT TO MASTER AGREEMENT AND EXCHANGE OPTION AGREEMENT (the "First Amendment" or "Agreement") is made as of the 16th day of March, 1998 by and among FAC REALTY TRUST, INC. ("FAC"), FAC PROPERTIES, L.P. (the "Operating Partnership") and the other signatories to this First Amendment (collectively, the "Contributors").

                                    RECITALS

         A. FAC, the Operating Partnership and Contributors are parties to a certain Master Agreement dated as of October 1, 1997 (the "Master Agreement") and a certain Exchange Option Agreement dated as of October 1, 1997 (the "Exchange Option Agreement"), as the interests of the predecessor to the Operating Partnership were assigned to the Operating Partnership and the Master Agreement and Exchange Option Agreement were modified pursuant to that certain Assignment of Interest in Master Agreement and Exchange Option Agreement, and Consent of Limited Partners, dated as of December 22, 1997, relating to the prospective contribution to the Operating Partnership by Contributors of all of their interests in certain Properties and Constituent Partnerships (as such terms are defined in Master Agreement) to the Operating Partnership.

         B. The parties have elected to amend the Exchange Option Agreement and the Master Agreement in order to extend the outside closing date specified thereunder, to change the number of Units to be issued in respect of the Property commonly known as Stanton Square, to otherwise modify the number of Units to be issued in respect of intervening developments with respect to the Properties and to make such other modifications and amendments to the Master Agreement and Exchange Option Agreement as are more particularly hereinafter described.

         NOW, THEREFORE, for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agreed as follows:

         1. All parties hereby acknowledge and agree that the Outside Date for Closing under and as defined in the Exchange Option Agreement and Master Agreement shall hereby be extended through and including March 31, 1998.

         2. In Paragraph 4.A of the Exchange Option Agreement, (i) the words "Two (2) years after the Closing" are hereby deleted and the words "October 1, 1999" are hereby

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substituted in their place, and (ii) the number of Withheld Units for Mark E.
Pitney referenced therein shall be amended from "8,831" to "8,006."

         3. The table contained in Schedule B of the Exchange Option Agreement listing the number of units to be issued to each Contributor (exclusive of Units held back pursuant to Paragraph 4 of the Exchange Option Agreement) is hereby amended to read as follows:

Owners                                Total Units to be
                                     Received at Closing

Roy O. Rodwell*                          659,476
John M. Kane*                            199,940
Clifford Clark                            22,202
Carolyn Martin                             8,759
Mark E. Pitney*                                0

                  * This Schedule excludes Partnership Units held back and not issued pursuant to, and subject to future issuance as and to the extent provided under, Paragraph 4 of the Agreement.

         4. Each of the parties hereto further agrees that the 199,940 and 22,202 Units to be issued at Closing to John M. Kane and Clifford Clark, respectively, in respect of the Properties commonly known as Stanton Square, University Mall and Towne Square shall be issued upon the Closing of Stanton Square, irrespective of the matters referred to hereinafter in this paragraph. The Units to be issued to Roy O. Rodwell and Carolyn Martin in respect of all of the Properties as to which they are Contributors shall be issued upon the last Closing to occur with respect to such Properties other than Park West Crossing Shopping Center; provided that if Roy O. Rodwell shall have entered into an escrow agreement with FAC and the Operating Partnership which is mutually acceptable to such parties, the Operating Partnership shall issue the 244,210 Units relating to Park West Crossing Shopping Center at the time of the last Closing otherwise taking place hereunder, and deposit such Units into escrow for delivery to Roy O. Rodwell upon recordation of the deed to the Operating Partnership for such Property and assumption or repayment of the Outstanding Debt Financing encumbering such shopping center, in accordance with such escrow agreement.

         5. FAC, the Operating Partnership and each Contributor hereby agrees and acknowledges that the following amounts of net operating income of the Properties, as such amounts may have been reflected in the adjustments appearing in the settlement statements relating to the Closing of each such Property as relating to the period between the "Adjustment Closing Date," as defined in the Master Agreement, and Closing, shall be treated as income to the Operating Partnership in the nature of asset management fees for the Properties: (i) the net operating income of each of the Properties from October 1, 1997 through the earlier to occur of the Closing with respect to such Property or December 31, 1997, after consideration of the management fee payable to the third party property manager, and (ii) the net operating income of




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each of the Properties (exclusive of University Mall and Town Square) from
January 1, 1998 through the Closing of such Property.

         6. All terms not otherwise defined in this Agreement shall mean as defined in the Exchange Option Agreement.

                  IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date and year first hereinabove written.

                                  FAC PROPERTIES, L.P.

                                  By:      FAC Realty Trust, Inc.
                                           a Maryland corporation

                                           By:      ________________________
                                           Name:    ________________________
                                           Title:   ________________________

                                  FAC REALTY TRUST, INC.

                                  By:      _________________________________
                                  Name:    _________________________________
                                  Title:   _________________________________


                                  ------------------------------------------
                                 ROY O. RODWELL


                                  -----------------------------------------
                                  CAROLYN E. MARTIN


                                   -----------------------------------------
                                  JOHN M. KANE


                                 -----------------------
                                 CLIFFORD CLARK


                                 -----------------------
                                 MARK E. PITNEY